Exhibit 99
                                First Banks, Inc.
                               St. Louis, Missouri


Contact:       Allen H. Blake                Terrance M. McCarthy
               President and                 Senior Executive Vice President and
               Chief Executive Officer       Chief Operating Officer
               First Banks, Inc.             First Banks, Inc.
               (314) 592-5000                (314) 592-5000

Traded:        NASDAQ
Symbol:        FBNKN  -  (First Preferred Capital Trust II,  an affiliated trust of First Banks, Inc.)
               FBNKM  -  (First Preferred Capital Trust III, an affiliated trust of First Banks, Inc.)

Traded:        NYSE
Symbol:        FBSPrA  - (First Preferred Capital Trust IV,  an affiliated trust of First Banks, Inc.)

FOR IMMEDIATE RELEASE:

                 FIRST BANKS, INC. ANNOUNCES THE APPOINTMENT OF
                  STEVEN F. SCHEPMAN AS CHIEF FINANCIAL OFFICER

         St. Louis, Missouri, August 31, 2005. First Banks, Inc. ("First Banks" or the "Company") announced today the appointment of Steven F. Schepman as Senior Vice President and Chief Financial Officer of First Banks, effective August 29, 2005. Allen H. Blake, President and Chief Executive Officer of First Banks, relinquished his role as the Chief Financial Officer, effective August 29, 2005. Mr. Blake, a 20-year veteran of First Banks, held the position of Chief Financial Officer from 1984 to September 1999 and since May 2001.

         Allen H. Blake, President and Chief Executive Officer of First Banks, said, "Steve will be a valuable addition to First Banks' financial management function. In addition to his background in accounting and auditing, he has managed various other areas within First Banks. This has provided him with a unique breadth of experience and knowledge of the Company to bring to his new responsibilities. We look forward to working with him in his new capacity."

         Steven F. Schepman, Senior Vice President and Chief Financial Officer of First Banks, said, "I'm looking forward to playing a broader role within First Banks as we continue our long term plan of being a premier financial services organization that is family owned and here to stay."

         Mr. Schepman has served as a Director of First Banks since July 2004 and most recently served as Senior Vice President of Private Banking, Wealth Management and Trust Services of First Bank, a position he has held since November 2000. In this role, Mr. Schepman was responsible for the oversight of the Company's brokerage, trust, insurance and private banking products and services. Mr. Schepman also served as a Director of First Banks' wholly owned subsidiary bank, First Bank, from April 2001 to October 2004, and has been employed in various other senior management capacities with the Company since May 1999.

         Mr. Schepman received his Bachelor of Science degree in Business Administration from the University of Richmond, in Richmond, Virginia, and his certified public accountant certification from the state of California in 1998. Prior to joining First Banks, he was a certified public accountant with KPMG LLP in San Francisco, California, where he was employed in various capacities within the Financial Services Audit Practice from August 1997 to March 1999. He also served as a Consultant with Price Waterhouse LLP from January 1996 to March 1997. A native of St. Louis, Mr. Schepman is a member of the Board of Directors of Forest Park Forever and active in other philanthropic and social organizations.

         In his role as Chief Financial Officer, Mr. Schepman will be responsible for overseeing the Accounting and Finance functions of First Banks and actively participating in the strategic planning, corporate direction and growth of the Company, in addition to ensuring the Company's compliance with the Sarbanes-Oxley Act of 2002.

         First Banks is one of the largest privately-held bank holding companies in the United States, with headquarters in St. Louis County, Missouri. As of June 30, 2005, First Banks reported consolidated assets of $8.78 billion and currently operates 170 branch banking offices in Missouri, Illinois, California and Texas.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about First Banks' plans, objectives, estimates or projections with respect to our future financial condition, expected or anticipated revenues with respect to our results of operations and our business, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of First Banks' management and are subject to significant risks and uncertainties which may cause actual results to differ materially from those contemplated in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: increased competition and its effect on pricing, spending, third-party relationships and revenues; and the risk of new and changing regulation. Additional factors which may cause First Banks' results to differ materially from those described in the forward-looking statements may be found in First Banks' most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). The forward-looking statements in this press release speak only as of the date of the press release, and First Banks does not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.